                                                                  EXHIBIT (a)(1)
   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/18/1992
 702353032 - 2319526

                              CERTIFICATE OF TRUST

                         NICHOLAS-APPLEGATE MUTUAL FUNDS

                  The undersigned, constituting the sole member of the Board of Trustees of Nicholas-Applegate Mutual Funds (the "Trust"), in order to form a Delaware business trust pursuant to section 3810 of the Delaware Business Trust Act, does hereby certify the following:

                  1.       The name of the Delaware business trust is:

                           NICHOLAS-APPLEGATE MUTUAL FUNDS

                  2. The registered office of the Trust in Delaware is Incorporating Services, Ltd., 15 E. North Street, County of Kent, Dover, Delaware 19901.

                  3. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

                  4. The registered agent for service of process on the Trust is Incorporating Services, Ltd., 15 E. North Street, County of Kent, Dover, Delaware 19901.

                  5. This Certificate of Trust shall be effective the date it is filed with the Office of the Delaware Secretary of State.

                  IN WITNESS WHEREOF, the undersigned Trustee of the Nicholas-Applegate Mutual Funds has executed this Certificate on the 17th day of December, 1992.

                                  /s/ Michael Glazer
                              --------------------------
                                    Michael Glazer